      As Filed With the Securities and Exchange Commission on July 24, 2001

                                                      Registration No. 333-56950
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                                  AMSURG CORP.
             (Exact name of registrant as specified in its charter)

                   TENNESSEE                            62-1493316
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)              Identification No.)

           20 BURTON HILLS BOULEVARD                       37215
             NASHVILLE, TENNESSEE                       (Zip Code)
   (Address of Principal Executive Offices)


               AMSURG CORP. 1997 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

                                 CLAIRE M. GULMI
                            20 BURTON HILLS BOULEVARD
                           NASHVILLE, TENNESSEE 37215
                     (Name and address of agent for service)

                                 (615) 665-1283
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------

Title of securities      Amount to be             Proposed maximum              Proposed maximum               Amount of
  to be registered        registered          offering price per share       aggregate offering price      registration fee
===========================================================================================================================

  Common Stock, no            N/A                     N/A                       N/A                         N/A
  par value (1)(2)
===========================================================================================================================

(1) This post-effective amendment is being filed to reflect certain amendments that AmSurg Corp. has made to its capital structure and to the AmSurg Corp. 1997 Stock Incentive Plan (the "1997 Plan"). No additional securities are being registered for offers of sales under the 1997 Plan. Therefore, pursuant to Rule 457(a) under the Securities Act of 1933, no fee is required.
(2) Formerly Class A Common Stock, no par value. On July 12, 2001, AmSurg Corp. amended and restated its charter to eliminate the Class A common stock and Class B common stock and to provide for the reclassification and conversion of such classes into one class, designated as "Common Stock," with the same rights as the former Class A common stock. The 480,000 shares of Class A common stock previously registered on Form S-8 (Commission File No. 333-56950) have been reclassified as an aggregate 480,000 shares of Common Stock.

         This Amendment No. 1 hereby amends Registration Statement on Form S-8 (Commission File No. 333-56950) (the "Registration Statement") in order to reflect the Company's Second Amended and Restated Charter, filed with the Secretary of State of the State of Tennessee and effective as of 5:00 p.m. CDT on July 12, 2001. The Second Amended and Restated Charter eliminated provisions relating to Class A common stock and Class B common stock and provided for a single class designated as Common Stock, with the same rights as the former Class A common stock and provided for the reclassification of each previously issued share of Class A common stock and Class B common stock as one share of the newly designated Common Stock. In addition, any options, warrants, or rights to acquire shares of Class A common stock or Class B common stock pursuant to the 1997 Plan now represent options, warrants, or rights to acquire the same number of shares of Common Stock.

         Pursuant to General Instruction E to Form S-8, the remaining contents of the Registration Statement are hereby incorporated by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Amendment No. 1 shall be deemed to be modified or superseded for purposes of this Amendment No. 1 to the extent that a statement contained in this Amendment No. 1 or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Amendment No. 1 modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment No. 1.

Item 8.  Exhibits

    Exhibit Number      Description
    --------------      ------------------------------------------------------------------
         4.1            AmSurg Corp. 1997 Stock Incentive Plan, as amended
                        (incorporated by reference to Exhibit 4.1 to the Registration
                        Statement on Form S-8 (filed with the Commission on July 24, 2001))

         4.2            Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4
                        (filed with the Commission on July 13, 2001))

         4.3            Article 7 of the Company's Second Amended and Restated Charter
                        (incorporated by reference to Exhibit 3.1 to the Registration
                        Statement on Form 10/A-4 (filed with the Commission on July
                        13, 2001))

         4.4            Article 2 of the Company's Amended and Restated Bylaws
                        (incorporated by reference to Exhibit 3.2 to the Registration
                        Statement on Form 10, as amended (filed with the Commission on
                        March 11, 1997))

         4.5            First Amendment to the Company's Amended and Restated Bylaws
                        (incorporated by reference to Exhibit 4.5 to the Registration
                        Statement on Form S-8 (filed with the Commission on July 24,
                        2001))

         4.6            Second Amended and Restated Rights Agreement dated July 12,
                        2001 (originally dated December 2, 1999, and amended on
                        December 13, 1999) between AmSurg Corp. and SunTrust Bank
                        Atlanta, including the Form of Rights Certificate (Exhibit A)
                        and the Form of Summary of Rights (Exhibit B) (incorporated by reference to Exhibit 1 of the Registration Statement on Form
                        8-A/A-4 (filed with the Commission on July 13, 2001))

         5.1+           Opinion of Bass, Berry & Sims PLC

        23.1            Consent of Deloitte & Touche, LLP

        23.2+           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

        24.1            Power of Attorney (included on page II-3)

------------------------
  + Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 24th day of July, 2001.

                       AMSURG CORP.

                       By:      /s/ Claire M. Gulmi
                           -----------------------------------------------------
                       Claire M. Gulmi
                       Senior Vice President, Chief Financial Officer, Secretary

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ken P. McDonald and Claire M. Gulmi, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                           Date
---------                                     -----                                           ----
/s/ Ken P. McDonald                           President and Chief Executive Officer           July  24, 2001
------------------------------------          (Principal Executive Officer)
Ken P. McDonald


/s/ Claire M. Gulmi                           Senior Vice President, Chief Financial          July  24, 2001
------------------------------------          Officer and Secretary (Principal Financial
Claire M. Gulmi                               and Accounting Officer)


         *                                    Chairman of the Board                           July  24, 2001
------------------------------------
Thomas G. Cigarran


         *                                    Director                                        July  24, 2001
------------------------------------
James A. Deal


         *                                    Director                                        July  24, 2001
------------------------------------
Steven I. Geringer


         *                                    Director                                        July  24, 2001
------------------------------------
Debora A. Guthrie


         *                                    Director                                        July  24, 2001
------------------------------------
Henry D. Herr


         *                                    Director                                        July  24, 2001
------------------------------------
Bergein F. Overholt, M.D.


* By /s/ Claire M. Gulmi
------------------------------------
Claire M. Gulmi
As Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit Number       Description
--------------       ----------------------------------------------------------------------------
     4.1             AmSurg Corp. 1997 Stock Incentive Plan, as amended
                     (incorporated by reference to Exhibit 4.1 to the Registration
                     Statement on Form S-8 (filed with the Commission on July 24, 2001))

     4.2 Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

     4.3             Article 7 of the Company's Second Amended and Restated Charter
                     (incorporated by reference to Exhibit 3.1 to the Registration
                     Statement on Form 10/A-4 (filed with the Commission on July
                     13, 2001))

     4.4             Article 2 of the Company's Amended and Restated Bylaws
                     (incorporated by reference to Exhibit 3.2 to the Registration
                     Statement on Form 10, as amended (filed with the Commission on
                     March 11, 1997))

     4.5             First Amendment to the Company's Amended and Restated Bylaws
                     (incorporated by reference to Exhibit 4.5 to the Registration
                     Statement on Form S-8 (filed with the Commission on July 24,
                     2001))

     4.6             Second Amended and Restated Rights Agreement dated July 12,
                     2001 (originally dated December 2, 1999, and amended on
                     December 13, 1999) between AmSurg Corp. and SunTrust Bank
                     Atlanta, including the Form of Rights Certificate (Exhibit
                     A) and the Form of Summary of Rights (Exhibit B)
                     (incorporated by reference to Exhibit 1 of the Registration
                     Statement on Form 8-A/A-4 (filed with the Commission on
                     July 13, 2001))

     5.1+            Opinion of Bass, Berry & Sims PLC

    23.1             Consent of Deloitte & Touche, LLP

    23.2+            Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

    24.1             Power of Attorney (included on page II-2)

---------------------
+Previously filed